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                                                                   EXHIBIT 10.22

                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT is made and entered into as of the 7th day of March, 2003 (this "Agreement"), by and between WFS FINANCIAL AUTO LOANS, INC., a California corporation (the "Debtor") and WESTERN FINANCIAL BANK, a federally chartered institution ("Secured Party"), with reference to the following:

      A. Debtor and Secured Party have entered into that certain Amended Revolving Line of Credit Agreement dated as of June 1, 2002, as subsequently amended, (the "Credit Agreement"), pursuant to which the Secured Party has established a revolving line of credit in favor of the Debtor. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

      B. The Debtor and Secured Party are entering into this Agreement to collateralize the Debtor's obligations under the Credit Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. GRANT OF SECURITY INTEREST

            As security for the full and timely payment and performance of the "Secured Obligations" (as defined herein), the Debtor hereby grants to the Secured Party a continuing security interest in and lien upon any and all of the Debtor's right, title and interest (whether presently existing or hereafter arising) in and to the "Collateral". As used herein, the term "Collateral" shall mean and include the following: (i) the Debtor's retained interest in securitized asset; and (ii) all proceeds of any of the foregoing; in each case, whether presently existing or owned or hereafter arising or acquired.

      2. SECURED OBLIGATIONS

            As used herein, the term "Secured Obligations" shall mean and include each and all of the following:

            2.1 The full and timely payment by the Debtor of the Obligations;
      and

            2.2 The full and timely performance by the Debtor of all of the Debtor's obligations, covenants, representations and warranties owing and/or made to the Secured Party under this Agreement.

      3. COVENANTS OF DEBTOR

            Until the full payment of the Obligations and until such time as the Secured Party has no further obligation to lend funds to the Debtor under the Credit Agreement, the Debtor hereby covenants to the Secured Party as follows:

            3.1 SECURITY INTEREST. The Debtor shall at all times maintain or cause to be maintained in favor of the Secured Party the security interest granted hereunder as a valid security interest in the Collateral subject only to such Encumbrances as may be consented to by the Secured Party in its sole discretion.
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            3.2 DEFENSE OF COLLATERAL. The Debtor shall diligently and timely defend the Collateral and the Secured Party's rights therein against all Encumbrances (other than such Encumbrances as may be consented to by the Secured Party in its sole discretion);

            3.3 DISCHARGE OF LIABILITIES. The Debtor shall at all times timely pay and discharge all costs, expenses, obligations and liabilities of the Debtor except (i) any such items being diligently contested in good faith for which appropriate reserves and provisions as required by GAAP have been made, and (ii) any such items which if not timely paid and discharged will not result in any material item or portion of the Collateral being in jeopardy of seizure, levy or forfeiture;

            3.4 FURTHER ASSURANCES. Upon the request of the Secured Party, the Debtor shall duly execute and deliver at its sole expense, or cause to be executed and delivered at its sole expense, such further documents and take such further actions as may be necessary or desirable, in the reasonable discretion of the Secured Party, to maintain and protect the Secured Party's security interest granted hereunder in and to all of the Collateral; and

            3.5 COLLATERALIZATION OF PRINCIPAL. Without the prior consent of the Secured Party, the Debtor shall cause the fair market value of the Collateral to not be less than the outstanding Principal.

      4. REPRESENTATIONS AND WARRANTIES OF DEBTOR

            4.1 REPRESENTATIONS AND WARRANTIES. The Debtor hereby represents and warrants to the Secured Party as follows:

            4.1.1 BINDING AGREEMENT. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Debtor and is enforceable in accordance with its terms;

            4.1.2 DUE AUTHORIZATION; NO CONFLICTS OR VIOLATIONS. The execution, delivery and performance of this Agreement, and the grant of the security interest contemplated herein, (i) has been duly authorized by all requisite corporate action of the Debtor and will not violate any provision of any law, any order of any court or other agency of the United States or of any state thereof; and (ii) will not violate any provision of the Articles of Incorporation or By-laws of the Debtor, or any provision of any material agreement or instrument to which the Debtor is a party or by which the Debtor or any of the Collateral may be bound, or be in conflict with, result in a breach of or constitute a default under, any such agreement or other instrument, or result in the creation or imposition of any Encumbrance upon the Collateral (other than Encumbrances approved by the Secured Party in its sole discretion) of any nature whatsoever;

            4.1.3 AUTHORIZATIONS. Any and all authorizations, approvals, registrations or filings from or with any governmental agency or any other person or entity, required for the execution, delivery or performance by the Debtor of this Agreement, have been obtained or made and are in full force and effect; and

            4.1.4 THE SECURITY INTEREST. This Agreement creates and grants a valid security interest in favor of the Secured Party in the Collateral.


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            4.2 MAKING OF AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The
      representations and warranties of the Debtor made herein shall survive the execution and delivery of this Agreement and the making of any Advance.

      5. EVENT OF DEFAULT

            As used herein the term "Event of Default" shall mean the occurrence of any "Event of Default" (as defined in the Credit Agreement).

      6. REMEDIES UPON DEFAULT; LIMITATIONS ON SECURIED PARTY

            Upon the occurrence and during the continuation of any Event of Default, Secured Party shall be entitled to exercise all of the rights, remedies, powers and privileges of a secured party under the Commercial Code of the State of California, and all other rights and remedies under any other applicable laws including the right to realize upon and/or sell the Collateral or any portion thereof in accordance with applicable law, provided however, the Secured Party acknowledges that Debtor is expressly limited by Article 4, Section C, of its Articles of Incorporation and has no corporate authority to agree to or to incur any debt of any kind which is not rated by each Rating Agency which has rated any outstanding debt of Debtor or of any trust of which Debtor is an originator, unless: (a) that debt is fully subordinated to and by its terms may be repaid only after any amounts then due and payable by Debtor or any such trust have been paid; (b) that debt is nonrecourse against any assets of the Debtor other than those assets specifically pledged to secure that debt; and (c) that debt does not constitute a claim against the Debtor in the event the assets specifically pledged to secure that debt are insufficient to pay that debt. The Secured Party hereby acknowledges and agrees that any other provisions of this Agreement notwithstanding, this Agreement is subject to and the rights of the Secured Party with respect to the Collateral pledged hereunder are limited by the provisions of Article 4, Section C, of the Articles of Incorporation of Debtor.

      7. RIGHTS AND REMEDIES CUMULATIVE

            Subject to Section 6, no right or remedy conferred upon the Secured Party herein or in any other agreements between the Debtor and the Secured Party shall be exclusive of any other right or remedy contained herein or therein. Such rights and remedies are cumulative and are not exclusive of any right or remedy which the Secured Party may otherwise have.

      8. APPLICATION OF PROCEEDS AFTER AN EVENT OF DEFAULT

            Subject to Section 6, after the occurrence of an Event of Default, all income from the Collateral and all proceeds from any sale of the Collateral pursuant hereto shall be applied against the Secured Obligations in such order as the Secured Party may elect in its sole discretion (and any amounts remaining after such applications shall be remitted to the Debtor or as a court of competent jurisdiction may otherwise direct); provided, however, that so long as no Event of Default has occurred and is continuing, the Debtor shall be permitted to receive and retain all income on and proceeds of the Collateral and deal with the Collateral in such ways as it deems appropriate (including, without limitation, demand, sue for, collect or receive, any money or property at any time payable or receivable with respect to the Collateral, make any compromise


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or settlement deemed desirable with respect to any of the Collateral, or extend the time of payment, or otherwise modify the terms of, or release, any of the Collateral).

      9. TERMINATION OF SECURITY INTEREST

            9.1 TERMINATION IN ALL COLLATERAL. Upon the full payment of all of Obligations, the Secured Party shall release its security interest in all of the Collateral.

            9.2 FURTHER ASSURANCES. With respect to any release of the Secured Party's security interest in the Collateral pursuant to this Section 9, the Secured Party shall duly execute and deliver, or cause to be duly executed and delivered to the Debtor, such agreements, documents and other instruments, and do or cause to be done such further acts as may be necessary or proper to terminate (or evidence the termination of) the Secured Party's security interest in the Collateral or portion thereof, as the case may be.

      10. NOTICES

            All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given in accordance with the notice provisions contained in the Credit Agreement.

      11. MISCELLANEOUS

            11.1 NO WAIVER; MODIFICATIONS. This Agreement may only be amended or modified by a written instrument executed by all parties hereto and no waiver by any party hereto will be effective unless in writing and then only to the extent specifically stated.

            11.2 SECTION HEADLINES. Section headings are inserted for the sake of convenience only and shall not affect the interpretation of any provision of this Agreement.

            11.3 CHOICE OF LAW. That this Agreement shall be subject to, construed and governed by, the laws of the State of California without giving effects to such state's conflicts of law provisions. This Agreement may not be assigned, pledged, hypothecated or otherwise encumbered by the Debtor. Subject to the foregoing sentence, this Agreement shall inure to the benefit of the Secured Party (and its successors and assigns) and the Debtor, and shall be binding upon the successors and assigns of the parties hereto.

            11.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement, but all of which together shall constitute one and the same instrument.

            11.5 ENTIRE AGREEMENT. This Agreement and the Credit Agreement set forth the entire agreement and understanding of the parties hereto concerning the subject matter of this Agreement and supersede all prior agreements, arrangements and understandings regarding such


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subject matter between the parties hereto, which agreements, arrangements and understandings are merged herein.

            11.6 COSTS AND EXPENSES. Within five (5) business days of receipt of a written request by the Secured Party, the Debtor shall promptly reimburse the Secured Party for all costs and expenses (including reasonable attorneys' fees and costs) incurred by or on behalf of the Secured Party in connection with the enforcement of the rights and the protection of the interests of the Secured Party in connection with this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above.

                                               WFS FINANCIAL AUTO LOANS, INC.


                                               By:
                                                    ------------------------

                                               Its:


                                               WESTERN FINANCIAL BANK


                                               By:
                                                    ------------------------

                                               Its:


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